Exhibit 23.2
Raich Ende Malter & Co. LLP
The Financial Center
90 Merrick Avenue
East Meadow, NY 11554
Consent of Independent Registered Certified Public Accountants
February 7, 2007
InferX Corporation
1600 International Drive
Suite 110
McLean, VA 22102-4860
We consent to the inclusion in Amendment No. 1 to the Registration Statement on Form SB-2 of InferX Corporation, our audit report, dated March 29, 2006, for Black Nickel Acquisition Corp. I as of and for the period from inception (May 26, 2005) through December 31, 2005.
Respectfully submitted,
/s/ Raich Ende Malter & Co. LLP
Raich Ende Malter & Co. LLP
East Meadow, New York